Exhibit 99.1

West Corporation Reports Second Quarter 2016 Results

Declares Quarterly Dividend

OMAHA, NE, August 1, 2016 – West Corporation (Nasdaq:WSTC), a leading provider of technology-enabled communication services, today announced its second quarter 2016 results.

Key Quarterly Highlights:

•	Revenue grew 1.8 percent; Adjusted organic revenue[5] grew 3.8 percent

•	Cash flows from continuing operating activities grew 40.1 percent; Free cash flow[1,2] grew 43.6 percent

•	Refinanced over half of debt portfolio

•	Sold real estate related to divested businesses

“The second quarter was very productive and significant for West Corporation,” said Tom Barker, chairman and chief executive officer. “We refinanced approximately $1.9 billion of long-term debt and closed on the sale of the real estate associated with the divested agent-based businesses. We also had strong revenue growth in the Safety Services and Interactive Services segments.”

Select Financial Information

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited, in millions except per share amounts	2016	2015	% Change	2016	2015	% Change
Revenue	$582.4	$571.9	1.8%	$1,153.2	$1,137.4	1.4%
Operating Income	123.1	116.4	5.7%	232.0	227.1	2.2%
Income from Continuing Operations	33.0	49.2	-33.0%	77.5	97.9	-20.8%
Earnings per Share from Continuing Operations - Diluted	0.39	0.58	-32.8%	0.92	1.14	-19.3%
Cash Flows from Continuing Operating Activities	137.4	98.1	40.1%	197.5	156.5	26.2%
Cash Flows used in Continuing Investing Activities	(3.1)	(45.3)	-93.1%	(42.6)	(83.7)	-49.1%
Cash Flows used in Continuing Financing Activities	(42.3)	(56.3)	-24.8%	(112.5)	(290.7)	-61.3%

Select Non-GAAP Financial Information[1]

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited, in millions except per share amounts	2016	2015	% Change	2016	2015	% Change
EBITDA from Continuing Operations	173.5	163.6	6.1%	330.4	325.7	1.4%
Adjusted EBITDA from Continuing Operations	168.3	170.7	-1.4%	333.9	339.8	-1.7%
Adjusted Operating Income	134.7	140.0	-3.8%	268.8	274.1	-1.9%
Adjusted Income from Continuing Operations	65.6	67.3	-2.6%	129.4	134.2	-3.5%
Adjusted Earnings per Share from Continuing Operations - Diluted	0.78	0.79	-1.3%	1.53	1.56	-1.9%
Free Cash Flow from Continuing Operating Activities[2]	99.9	69.6	43.6%	123.6	91.7	34.9%

Dividend

The Company today also announced a $0.225 per common share dividend. The dividend is payable on September 1, 2016, to shareholders of record as of the close of business on August 22, 2016.

Operating Results

For the second quarter of 2016, revenue was $582.4 million compared to $571.9 million for the same quarter of the previous year, an increase of 1.8 percent. Revenue from acquired entities3 was $7.1 million during the second quarter of 2016. The Company’s revenue was negatively impacted by $2.4 million from foreign currency exchange rate fluctuations and by $16.0 million from a lost Telecom Services client previously disclosed in 2015. Adjusted organic growth5 for the second quarter was 3.8 percent. Details of the Company’s revenue growth are presented in the selected financial data table below.

The Unified Communications Services segment had revenue of $370.2 million in the second quarter of 2016, a 1.2 percent decrease compared to the same quarter of 2015. This decrease was primarily due to $16.0 million from the previously disclosed lost Telecom Services client and $2.4 million from the impact of foreign currency exchange rates, partially offset by $2.2 million in revenue from Magnetic North, which was acquired on October 31, 2015. Adjusted organic growth5 for the Unified Communications Services segment was 3.1 percent for the second quarter of 2016.

The Safety Services segment had revenue of $74.4 million in the second quarter of 2016, an increase of 12.5 percent from the second quarter of 2015. The increase in revenue was primarily due to clients adopting new technologies, partially offset by price compression.

The Interactive Services segment had revenue of $73.2 million in the second quarter of 2016, 15.1 percent higher than the same quarter last year. This increase included $4.9 million from the acquisitions of SharpSchool, ClientTell and Synrevoice. Adjusted organic revenue growth for the Interactive Services segment was 7.4 percent for the second quarter of 2016. Organic revenue growth was primarily due to new clients in the education market and increased volumes from existing clients.

The Specialized Agent Services segment had revenue of $67.5 million in the second quarter of 2016, a decrease of 1.6 percent compared to the same quarter of the previous year. The revenue shortfall in this segment was primarily driven by slower than historical recoveries in the cost management business and delayed program implementations due to challenging labor markets in the revenue generation business, offset by double-digit revenue growth in the healthcare advocacy business.

Operating income was $123.1 million in the second quarter of 2016 compared to $116.4 million in the second quarter of 2015, an increase of 5.7 percent. This increase was primarily due to the gain on the sale of the real estate associated with the Company’s divested agent-based businesses. Adjusted operating income1 was $134.7 million in the second quarter of 2016 compared to $140.0 million in the second quarter of 2015. Adjusted operating income as a percentage of revenue was 23.1 percent in the second quarter of 2016 compared to 24.5 percent in the same quarter of 2015.

Income from continuing operations decreased 33.0 percent to $33.0 million in the second quarter of 2016 compared to $49.2 million in the same quarter of 2015. This decrease was primarily due to $35.2 million of accelerated amortization of deferred financing costs related to the Company’s debt refinancing in the second quarter of 2016, partially offset by a $12.8 million gain on the sale of real estate associated with the Company’s divested agent-based businesses.

[1]	See Reconciliation of Non-GAAP Financial Measures below.
[2]	Free cash flow is calculated as cash flows from operating activities less cash capital expenditures.
[3]	Revenue growth attributable to acquired entities includes SharpSchool, Magnetic North, ClientTell and Synrevoice.
[4]	Based on loan covenants. Covenant loan ratio is debt net of cash and excludes accounts receivable securitization debt.
[5]	Adjusted organic revenue growth is provided on the Selected Financial Data tables and excludes revenue from acquired entities, revenue from previously disclosed lost clients and the estimated impact of foreign currency exchange rates. The Company believes adjusted organic revenue growth provides a useful measure of growth in the Company’s ongoing business.

NM: Not Meaningful

The net impact on income from continuing operations from the accelerated amortization and sale of real estate was a reduction of $14.3 million. Adjusted income from continuing operations1 was $65.6 million in the second quarter of 2016, a decrease of 2.6 percent from the same quarter of 2015.

EBITDA1 was $173.5 million in the second quarter of 2016 compared to $163.6 million in the second quarter of 2015. This increase includes $12.8 million gain on the sale of real estate associated with the Company’s divested agent-based businesses. Adjusted EBITDA1 for the second quarter of 2016 was $168.3 million compared to $170.7 million for the second quarter of 2015, a decrease of 1.4 percent.

Balance Sheet, Cash Flow and Liquidity

At June 30, 2016, West Corporation had cash and cash equivalents totaling $223.4 million and working capital of $269.5 million. Interest expense and other financing charges were $73.3 million during the second quarter of 2016 compared to $38.9 million during the comparable period of the prior year. The increase in financing charges was primarily due to $35.2 million of accelerated amortization of deferred financing costs related to the Company’s debt refinancing in the second quarter of 2016.

The Company’s net debt to pro forma adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities4, was 4.47x at June 30, 2016.

Cash flows from operations were $137.4 million for the second quarter of 2016 compared to $98.1 million in the same period of 2015, an increase of 40.1 percent. Free cash flow1,2 increased 43.6 percent to $99.9 million in the second quarter of 2016 compared to $69.6 million in the second quarter of 2015. This growth was driven by improvements in working capital partially offset by a decrease in income from continuing operations and slightly higher days sales outstanding compared to the first quarter of 2015.

“Our second quarter cash flows were strong and in-line with our expectations,” said Jan Madsen, chief financial officer. “During the quarter, we closed on the sale of real estate related to our divested agent-based businesses. The after-tax cash proceeds of the sale were approximately $32 million.”

During the second quarter of 2016, the Company invested $37.5 million, or 6.4 percent of revenue, in capital expenditures, primarily for software and computer equipment.

Debt Refinancing

During the second quarter of 2016, the Company successfully refinanced over half of its long-term debt. Approximately $1.9 billion of long-term debt and $300 million of revolver capacity previously scheduled to mature in 2018 and 2019 has been extended to 2021-2023.

On July 26, 2016, the Company entered into two 5-year interest rate swaps, a 1-month LIBOR swap and a 3-month LIBOR swap, both with a beginning notional of $275 million. The 1-month LIBOR swap is effective immediately and the 3-month LIBOR swap has a one year forward starting date.

As a result of the refinancing and hedges, the Company’s floating rate debt as a percentage of total debt decreased from 70 percent at March 31, 2016 to 50 percent today and is expected to decrease to 42 percent when the delayed start swap becomes effective.

“I am very pleased with the result of our debt refinancing. We were able to achieve our goals of extending our maturities, reducing risk by increasing the fixed portion of our debt and maintaining a very attractive priced cost of debt,” said Madsen. “Due to the accelerated amortization expense resulting from our debt refinancing and the sale of the real estate associated with the divested agent-based businesses, we now expect income from continuing operations to be $14 million lower than previous guidance with a corresponding decrease in diluted earnings per share from continuing operations and operating income and EBITDA are expected to be $12 million higher than previous guidance. We continue to be on track to achieve our other guidance metrics for the year.”

Conference Call

The Company will hold a conference call to discuss these topics on Tuesday, August 2, 2016 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of technology-enabled communication services. West helps manage or support essential enterprise communications with services that include unified communications services, safety services, interactive services such as automated notifications, telecom services and specialty agent services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive markets; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; and future impairments of our substantial goodwill, intangible assets, or other long-lived assets. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; West’s ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share data)

	Three Months Ended June 30,
	2016	2015	% Change
Revenue	$582,397	$571,891	1.8%
Cost of services	249,426	245,266	1.7%
Selling, general and administrative expenses	209,870	210,192	-0.2%

Operating income	123,101	116,433	5.7%
Interest expense, net	37,712	38,433	-1.9%
Accelerated amortization of deferred financing costs	35,235	—	N	M
Other expense (income), net	(1,214)	100	N	M

Income from continuing operations before tax	51,368	77,900	-34.1%
Income tax expense attributed to continuing operations	18,389	28,677	-35.9%

Income from continuing operations	32,979	49,223	-33.0%
Income from discontinued operations, net of income taxes	—	358	—

Net income	$32,979	$49,581	-33.5%

Weighted average shares outstanding:
Basic	82,598	83,394
Diluted	84,281	85,592
Earnings per share - Basic:
Continuing operations	$0.40	$0.59	-32.2%
Discontinued operations	0.00	0.00	—

Total Earnings Per Share - Basic	$0.40	$0.59	-32.2%

Earnings per share - Diluted:
Continuing operations	$0.39	$0.58	-32.8%
Discontinued operations	0.00	0.00	—

Total Earnings Per Share - Diluted	$0.39	$0.58	-32.8%

SELECTED SEGMENT FINANCIAL DATA:

	Three Months Ended June 30,
	2016	2015	% Change
Revenue:
Unified Communications Services	$370,158	$374,651	-1.2%
Safety Services	74,423	66,138	12.5%
Interactive Services	73,232	63,628	15.1%
Specialized Agent Services	67,495	68,566	-1.6%
Intersegment eliminations	(2,911)	(1,092)	N	M

Total	$582,397	$571,891	1.8%

Depreciation:
Unified Communications Services	$17,293	$17,344	-0.3%
Safety Services	4,495	4,499	-0.1%
Interactive Services	4,023	3,397	18.4%
Specialized Agent Services	2,846	1,852	53.7%

Total	$28,657	$27,092	5.8%

Amortization:
Unified Communications Services - SG&A	$3,378	$3,282	2.9%
Safety Services - SG&A	3,572	4,501	-20.6%
Safety Services - COS	3,379	3,209	5.3%
Interactive Services - SG&A	5,327	3,885	37.1%
Specialized Agent Services - SG&A	4,594	4,773	-3.8%
Deferred financing costs	39,144	5,007	681.8%

Total	$59,394	$24,657	140.9%

Share-based compensation:
Unified Communications Services	$3,493	$3,434	1.7%
Safety Services	993	957	3.8%
Interactive Services	620	602	3.0%
Specialized Agent Services	1,069	989	8.1%

Total	$6,175	$5,982	3.2%

Cost of services:
Unified Communications Services	$173,651	$173,127	0.3%
Safety Services	26,689	26,678	0.0%
Interactive Services	16,918	13,569	24.7%
Specialized Agent Services	33,760	32,462	4.0%
Intersegment eliminations	(1,592)	(570)	N	M

Total	$249,426	$245,266	1.7%

Selling, general and administrative expenses:
Unified Communications Services	$107,745	$102,566	5.0%
Safety Services	35,863	36,206	-0.9%
Interactive Services	50,356	43,429	16.0%
Specialized Agent Services	30,829	27,112	13.7%
Corporate Other	(13,604)	1,401	N	M
Intersegment eliminations	(1,319)	(522)	152.7%

Total	$209,870	$210,192	-0.2%

Operating income:
Unified Communications Services	$88,762	$98,958	-10.3%
Safety Services	11,871	3,254	264.8%
Interactive Services	5,958	6,630	-10.1%
Specialized Agent Services	2,906	8,992	-67.7%
Corporate Other	13,604	(1,401)	N	M

Total	$123,101	$116,433	5.7%

Operating margin:
Unified Communications Services	24.0%	26.4%
Safety Services	16.0%	4.9%
Interactive Services	8.1%	10.4%
Specialized Agent Services	4.3%	13.1%

Total	21.1%	20.4%

SELECTED FINANCIAL DATA:

		Contribution to Rev. Growth
Changes in Revenue - 2Q16 compared to 2Q15:
Revenue for the three months ended June 30, 2015	$571,891
Revenue from acquired entities[3]	7,067	1.2%
Revenue from previously disclosed lost client	(16,000)	-2.8%
Estimated impact of foreign currency exchange rates	(2,446)	-0.4%
Adjusted organic growth, net[5]	21,885	3.8%

Revenue for the three months ended June 30, 2016	$582,397	1.8%

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share data)

	Six Months Ended June 30,
	2016	2015	% Change
Revenue	$1,153,176	$1,137,381	1.4%
Cost of services	490,438	484,967	1.1%
Selling, general and administrative expenses	430,713	425,288	1.3%

Operating income	232,025	227,126	2.2%
Interest expense, net	76,195	77,275	-1.4%
Accelerated amortization of deferred financing costs	35,235	—	NM
Other expense (income), net	(174)	(3,739)	NM

Income from continuing operations before tax	120,769	153,590	-21.4%
Income tax expense attributed to continuing operations	43,235	55,733	-22.4%

Income from continuing operations	77,534	97,857	-20.8%
Income from discontinued operations, net of income taxes	—	32,224	—

Net income	$77,534	$130,081	-40.4%

Weighted average shares outstanding:
Basic	82,874	83,758
Diluted	84,425	85,920
Earnings per share - Basic:
Continuing operations	$0.94	$1.17	-19.7%
Discontinued operations	0.00	0.38	—

Total Earnings Per Share - Basic	$0.94	$1.55	-39.4%

Earnings per share - Diluted:
Continuing operations	$0.92	$1.14	-19.3%
Discontinued operations	0.00	0.37	—

Total Earnings Per Share - Diluted	$0.92	$1.51	-39.1%

SELECTED SEGMENT FINANCIAL DATA:

	Six Months Ended June 30,
	2016	2015	% Change
Revenue:
Unified Communications Services	$732,871	$744,109	-1.5%
Safety Services	145,587	134,716	8.1%
Interactive Services	144,961	126,095	15.0%
Specialized Agent Services	135,873	135,644	0.2%
Intersegment eliminations	(6,116)	(3,183)	N	M

Total	$1,153,176	$1,137,381	1.4%

Depreciation:
Unified Communications Services	$34,836	$34,573	0.8%
Safety Services	9,049	9,366	-3.4%
Interactive Services	7,943	6,756	17.6%
Specialized Agent Services	5,630	3,499	60.9%

Total	$57,458	$54,194	6.0%

Amortization:
Unified Communications Services - SG&A	$6,771	$6,537	3.6%
Safety Services - SG&A	6,955	9,150	-24.0%
Safety Services - COS	6,648	6,502	2.2%
Interactive Services - SG&A	10,382	7,680	35.2%
Specialized Agent Services - SG&A	9,188	9,600	-4.3%
Deferred financing costs	44,053	10,009	340.1%

Total	$83,997	$49,478	69.8%

Share-based compensation:
Unified Communications Services	$7,821	$6,705	16.6%
Safety Services	2,220	1,876	18.3%
Interactive Services	1,381	1,183	16.7%
Specialized Agent Services	2,419	1,647	46.9%

Total	$13,841	$11,411	21.3%

Cost of services:
Unified Communications Services	$339,847	$341,442	-0.5%
Safety Services	54,004	53,183	1.5%
Interactive Services	33,070	27,231	21.4%
Specialized Agent Services	66,911	64,033	4.5%
Intersegment eliminations	(3,394)	(922)	N	M

Total	$490,438	$484,967	1.1%

Selling, general and administrative expenses:
Unified Communications Services	$215,194	$208,831	3.0%
Safety Services	70,739	75,077	-5.8%
Interactive Services	100,125	86,660	15.5%
Specialized Agent Services	61,538	54,084	13.8%
Corporate Other	(14,161)	2,897	N	M
Intersegment eliminations	(2,722)	(2,261)	20.4%

Total	$430,713	$425,288	1.3%

Operating income:
Unified Communications Services	$177,830	$193,836	-8.3%
Safety Services	20,844	6,456	222.9%
Interactive Services	11,766	12,204	-3.6%
Specialized Agent Services	7,424	17,527	-57.6%
Corporate Other	14,161	(2,897)	N	M

Total	$232,025	$227,126	2.2%

Operating margin:
Unified Communications Services	24.3%	26.0%
Safety Services	14.3%	4.8%
Interactive Services	8.1%	9.7%
Specialized Agent Services	5.5%	12.9%

Total	20.1%	20.0%

SELECTED FINANCIAL DATA:

		Contribution to Rev. Growth
Changes in Revenue - 2Q16 YTD compared to 2Q15 YTD:
Revenue for the six months ended June 30, 2015	$1,137,381
Revenue from acquired entities[3]	14,403	1.3%
Revenue from two previously disclosed lost clients	(34,200)	-3.0%
Estimated impact of foreign currency exchange rates	(6,136)	-0.5%
Adjusted organic growth, net[5]	41,728	3.7%

Revenue for the six months ended June 30, 2016	$1,153,176	1.4%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,	%
	2016	2015	Change
Assets:
Current assets:
Cash and cash equivalents	$223,415	$182,338	22.5%
Trust and restricted cash	17,205	19,829	-13.2%
Accounts receivable, net	392,164	373,087	5.1%
Income taxes receivable	—	19,332	NM
Prepaid assets	52,279	43,093	21.3%
Deferred expenses	54,130	65,781	-17.7%
Other current assets	27,020	22,040	22.6%
Assets held for sale	—	17,672	NM

Total current assets	766,213	743,172	3.1%
Property and Equipment:
Property and equipment	1,096,009	1,053,678	4.0%
Accumulated depreciation and amortization	(757,383)	(718,834)	5.4%

Net property and equipment	338,626	334,844	1.1%
Goodwill	1,920,707	1,915,690	0.3%
Intangible assets, net	342,739	370,021	-7.4%
Other assets	178,316	191,490	-6.9%

Total assets	$3,546,601	$3,555,217	-0.2%

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accounts payable	$78,513	$92,935	-15.5%
Deferred revenue	152,397	161,828	-5.8%
Accrued expenses	227,867	219,234	3.9%
Current maturities of long-term debt	37,918	24,375	55.6%

Total current liabilities	496,695	498,372	-0.3%
Long-term obligations	3,290,940	3,318,688	-0.8%
Deferred income taxes	103,062	104,222	-1.1%
Other long-term liabilities	178,336	186,073	-4.2%

Total liabilities	4,069,033	4,107,355	-0.9%
Stockholders’ Deficit:
Common stock	86	85	1.2%
Additional paid-in capital	2,210,910	2,193,193	0.8%
Retained deficit	(2,568,068)	(2,607,415)	-1.5%
Accumulated other comprehensive loss	(78,134)	(72,736)	7.4%
Treasury stock at cost	(87,226)	(65,265)	33.6%

Total stockholders’ deficit	(522,432)	(552,138)	-5.4%

Total liabilities and stockholders’ deficit	$3,546,601	$3,555,217	-0.2%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of acquisitions and acquisition-related costs and certain non-cash items. Adjusted operating income is used by the Company as a benchmark for performance and compensation by certain executives. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income from operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands

	Three Months Ended June 30,
	2016	2015	% Change
Consolidated:
Operating income	$123,101	$116,433	5.7%
Amortization of acquired intangible assets	16,871	16,441	2.6%
Share-based compensation	6,175	5,982	3.2%
Secondary equity offering expense	—	334	NM
Gain on sale of real estate	(12,848)	—	NM
M&A and acquisition-related costs	1,401	802	74.7%

Adjusted operating income	$134,700	$139,992	-3.8%

Adjusted operating income margin	23.1%	24.5%
Unified Communications Services:
Operating income	$88,762	$98,958	-10.3%
Amortization of acquired intangible assets	3,378	3,282	2.9%
Share-based compensation	3,493	3,434	1.7%
Secondary equity offering expense	—	201	NM
M&A and acquisition-related costs	387	—	NM

Adjusted operating income	$96,020	$105,875	-9.3%

Adjusted operating income margin	25.9%	28.3%
Safety Services:
Operating income	$11,871	$3,254	264.8%
Amortization of acquired intangible assets	3,572	4,501	-20.6%
Share-based compensation	993	957	3.8%
Secondary equity offering expense	—	64	NM

Adjusted operating income	$16,436	$8,776	87.3%

Adjusted operating income margin	22.1%	13.3%
Interactive Services:
Operating income	$5,958	$6,630	-10.1%
Amortization of acquired intangible assets	5,327	3,885	37.1%
Share-based compensation	620	602	3.0%
Secondary equity offering expense	—	29	NM
M&A and acquisition-related costs	1,059	717	47.7%

Adjusted operating income	$12,964	$11,863	9.3%

Adjusted operating income margin	17.7%	18.6%
Specialized Agent Services:
Operating income	$2,906	$8,992	-67.7%
Amortization of acquired intangible assets	4,594	4,773	-3.8%
Share-based compensation	1,069	989	8.1%
Secondary equity offering expense	—	40	NM

Adjusted operating income	$8,569	$14,794	-42.1%

Adjusted operating income margin	12.7%	21.6%
Corporate Other:
Operating income (loss)	$13,604	$(1,401)
Secondary equity offering expense	—
Gain on sale of real estate	(12,848)	—
M&A and acquisition-related costs	(45)	85

Adjusted operating income (loss)	$711	$(1,316)

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands

	Six Months Ended June 30,
	2016	2015	% Change
Consolidated:
Operating income	$232,025	$227,126	2.2%
Amortization of acquired intangible assets	33,296	32,967	1.0%
Share-based compensation	13,841	11,411	21.3%
Secondary equity offering expense	—	1,041	N	M
Gain on sale of real estate	(12,848)	—	N	M
M&A and acquisition-related costs	2,489	1,580	57.5%

Adjusted operating income	$268,803	$274,125	-1.9%

Adjusted operating income margin	23.3%	24.1%
Unified Communications Services:
Operating income	$177,830	$193,836	-8.3%
Amortization of acquired intangible assets	6,771	6,537	3.6%
Share-based compensation	7,821	6,705	16.6%
Secondary equity offering expense	—	247	N	M
M&A and acquisition-related costs	878	—	N	M

Adjusted operating income	$193,300	$207,325	-6.8%

Adjusted operating income margin	26.4%	27.9%
Safety Services:
Operating income	$20,844	$6,456	222.9%
Amortization of acquired intangible assets	6,955	9,150	-24.0%
Share-based compensation	2,220	1,876	18.3%
Secondary equity offering expense	—	78	N	M

Adjusted operating income	$30,019	$17,560	71.0%

Adjusted operating income margin	20.6%	13.0%
Interactive Services:
Operating income	$11,766	$12,204	-3.6%
Amortization of acquired intangible assets	10,382	7,680	35.2%
Share-based compensation	1,381	1,183	16.7%
Secondary equity offering expense	—	35	N	M
M&A and acquisition-related costs	1,611	1,345	19.8%

Adjusted operating income	$25,140	$22,447	12.0%

Adjusted operating income margin	17.3%	17.8%
Specialized Agent Services:
Operating income	$7,424	$17,527	-57.6%
Amortization of acquired intangible assets	9,188	9,600	-4.3%
Share-based compensation	2,419	1,647	46.9%
Secondary equity offering expense	—	50	NM
M&A and acquisition-related costs	—	150	NM

Adjusted operating income	$19,031	$28,974	-34.3%

Adjusted operating income margin	14.0%	21.4%
Corporate Other:
Operating income (loss)	$14,161	$(2,897)
Secondary equity offering expense	—	631
Gain on sale of real estate	(12,848)	—
M&A and acquisition-related costs	—	85

Adjusted operating income (loss)	$1,313	$(2,181)

Adjusted Net Income, Adjusted Income from Continuing Operations and Adjusted Earnings per Share Reconciliation

Adjusted net income, adjusted income from continuing operations and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of bond redemption premiums, acquisitions and acquisition-related costs and certain non-cash items. Adjusted net income and adjusted income from continuing operations should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income and adjusted income from continuing operations, as presented, may not be comparable to similarly titled measures of other companies. The Company utilizes these non-GAAP measures to make decisions about the use of resources, analyze performance, measure management’s performance with stated objectives and compensate management relative to the achievement of such objectives. Set forth below is a reconciliation of adjusted income from continuing operations from income from continuing operations and adjusted net income from net income.

Reconciliation of Adj. Income from Continuing Ops from Income from Continuing Ops and Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

CONTINUING OPERATIONS	Three Months Ended June 30,
	2016	2015	% Change
Income from continuing operations	$32,979	$49,223	-33.0%
Amortization of acquired intangible assets	16,871	16,441
Amortization of deferred financing costs	39,144	5,007
Share-based compensation	6,175	5,982
Secondary equity offering expense	—	334
Gain on sale of real estate	(12,848)	—
M&A and acquisition-related costs	1,401	802

Pre-tax total	50,743	28,566
Income tax expense on adjustments	18,166	10,516

Adjusted income from continuing operations	$65,556	$67,273	-2.6%

Diluted shares outstanding	84,281	85,592
Adjusted EPS from continuing operations - diluted	$0.78	$0.79	-1.3%

DISCONTINUED OPERATIONS	Three Months Ended June 30,
	2016	2015
Income from discontinued operations	$—	$358
Amortization of acquired intangible assets	—	—
Share-based compensation	—	—
M&A and acquisition-related costs	—	30

Pre-tax total	—	30
Income tax benefit on adjustments	—	12

Adjusted income from discontinued operations	$—	$376

Diluted shares outstanding	84,281	85,592
Adjusted EPS from discontinued operations - diluted	$0.00	$0.00

CONSOLIDATED	Three Months Ended June 30,
	2016	2015	% Change
Net income	$32,979	$49,581	-33.5%
Amortization of acquired intangible assets	16,871	16,441
Amortization of deferred financing costs	39,144	5,007
Share-based compensation	6,175	5,982
Secondary equity offering expense	—	334
Gain on sale of real estate	(12,848)	—
M&A and acquisition-related costs	1,401	832

Pre-tax total	50,743	28,596
Income tax expense on adjustments	18,166	10,528

Adjusted net income	$65,556	$67,649	-3.1%

Diluted shares outstanding	84,281	85,592
Adjusted EPS - diluted	$0.78	$0.79	-1.3%

Reconciliation of Adj. Income from Continuing Ops from Income from Continuing Ops and Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

	Six Months Ended June 30,
	2016	2015	% Change
CONTINUING OPERATIONS
Income from continuing operations	$77,534	$97,857	-20.8%
Amortization of acquired intangible assets	33,296	32,967
Amortization of deferred financing costs	44,053	10,009
Share-based compensation	13,841	11,411
Secondary equity offering expense	—	1,041
Gain on sale of real estate	(12,848)	—
M&A and acquisition-related costs	2,489	1,580

Pre-tax total	80,831	57,008
Income tax expense on adjustments	28,937	20,688

Adjusted income from continuing operations	$129,428	$134,177	-3.5%

Diluted shares outstanding	84,425	85,920
Adjusted EPS from continuing operations - diluted	$1.53	$1.56	-1.9%

	Six Months Ended June 30,
	2016	2015
DISCONTINUED OPERATIONS
Income from discontinued operations	$—	$32,224
Amortization of acquired intangible assets	—	41
Share-based compensation	—	1,576
M&A and acquisition-related costs	—	386

Pre-tax total	—	2,003
Income tax benefit on adjustments	—	767

Adjusted income from discontinued operations	$—	$33,460

Diluted shares outstanding	84,425	85,920
Adjusted EPS from discontinued operations - diluted	$0.00	$0.39

	Six Months Ended June 30,
	2016	2015	% Change
CONSOLIDATED
Net income	$77,534	$130,081	-40.4%
Amortization of acquired intangible assets	33,296	33,008
Amortization of deferred financing costs	44,053	10,009
Share-based compensation	13,841	12,987
Secondary equity offering expense	—	1,041
Gain on sale of real estate	(12,848)	—
M&A and acquisition-related costs	2,489	1,966

Pre-tax total	80,831	59,011
Income tax expense on adjustments	28,937	21,456

Adjusted net income	$129,428	$167,636	-22.8%

Diluted shares outstanding	84,425	85,920
Adjusted EPS - diluted	$1.53	$1.95	-21.5%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operating activities less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operating activities or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow from cash flows from operating activities.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
CONTINUING OPERATIONS
Cash flows from operating activities	$137,433	$98,128	40.1%	$197,485	$156,524	26.2%
Cash capital expenditures	37,507	28,557	31.3%	73,864	64,864	13.9%

Free cash flow	$99,926	$69,571	43.6%	$123,621	$91,660	34.9%

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015		2016	2015
DISCONTINUED OPERATIONS
Cash flows from (used in) operating activities	$—	$(1,683)		$—	$(6,962)
Cash capital expenditures	—	—		—	1,930

Free cash flow	$—	$(1,683)		$—	$(8,892)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
CONSOLIDATED
Cash flows from operating activities	$137,433	$96,445	42.5%	$197,485	$149,562	32.0%
Cash capital expenditures	37,507	28,557	31.3%	73,864	66,794	10.6%

Free cash flow	$99,926	$67,888	47.2%	$123,621	$82,768	49.4%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses “Adjusted EBITDA.” The Company defines Adjusted EBITDA as earnings before interest expense, share-based compensation, taxes, depreciation and amortization, gain on assets held for sale and transaction costs. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. Although the Company uses Adjusted EBITDA as a measure of its liquidity and performance, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operating activities or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented here as the Company understands investors use it as a measure of its historical ability to service debt and compliance with covenants in its senior credit facilities. Further, Adjusted EBITDA is presented here as the Company uses it to measure its performance and to conduct and evaluate its business during its regular review of operating results for the periods presented. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA from cash flow from operating activities and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
CONTINUING OPERATIONS
Cash flows from operating activities	$137,433	$98,128	$197,485	$156,524
Income tax expense	18,389	28,677	43,235	55,733
Deferred income tax expense	6,132	759	3,755	(2,202)
Interest expense and other financing charges	73,267	38,941	112,252	78,478
Provision for share-based compensation	(6,175)	(5,982)	(13,841)	(11,411)
Amortization of deferred financing costs	(39,144)	(5,007)	(44,053)	(10,009)
Gain on sale of real estate	12,848	—	12,848	—
Other	(712)	(4)	(886)	(220)
Changes in operating assets and liabilities, net of business acquisitions	(28,496)	8,071	19,628	58,838

EBITDA	173,542	163,583	330,423	325,731
Provision for share-based compensation	6,175	5,982	13,841	11,411
Secondary equity offering expense	—	334	—	1,041
M&A and acquisition-related costs	1,401	802	2,489	1,580
Gain on sale of real estate	(12,848)	—	(12,848)	—

Adjusted EBITDA	$168,270	$170,701	$333,905	$339,763

Cash flows from operating activities	$137,433	$98,128	$197,485	$156,524
Cash flows used in investing activities	$(3,124)	$(45,318)	$(42,584)	$(83,721)
Cash flows used in financing activities	$(42,301)	$(56,260)	$(112,546)	$(290,742)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
DISCONTINUED OPERATIONS
Cash flows from operating activities	$—	$(1,683)	$—	$(6,962)
Income tax expense	—	193	—	20,010
Deferred income tax expense	—	2,041	—	(2,293)
Provision for share-based compensation	—	—	—	(1,576)
Other	—	—	—	29,596
Changes in operating assets and liabilities, net of business acquisitions	—	—	—	13,500

EBITDA	—	551	—	52,275
Provision for share-based compensation	—	—	—	1,576
M&A and acquisition-related costs	—	30	—	386
Gain on sale of business	—	—	—	(48,556)

Adjusted EBITDA	$—	$581	$—	$5,681

Cash flows used in operating activities	$—	$(1,683)	$—	$(6,962)
Cash flows from investing activities	$—	$5,734	$—	$269,540
Cash flows used in financing activities	$—	$—	$—	$—

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow, cont.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
CONSOLIDATED
Cash flows from operating activities	$137,433	$96,445	$197,485	$149,562
Income tax expense	18,389	28,870	43,235	75,743
Deferred income tax expense	6,132	2,800	3,755	(4,495)
Interest expense and other financing charges	73,267	38,941	112,252	78,478
Provision for share-based compensation	(6,175)	(5,982)	(13,841)	(12,987)
Amortization of deferred financing costs	(39,144)	(5,007)	(44,053)	(10,009)
Gain on sale of real estate	12,848	—	12,848	—
Other	(712)	(4)	(886)	29,376
Changes in operating assets and liabilities, net of business acquisitions	(28,496)	8,071	19,628	72,338

EBITDA	173,542	164,134	330,423	378,006
Provision for share-based compensation	6,175	5,982	13,841	12,987
Secondary equity offering expense	—	334	—	1,041
M&A and acquisition-related costs	1,401	832	2,489	1,966
Gain on sale of business	—	—	—	(48,556)
Gain on sale of real estate	(12,848)	—	(12,848)	—

Adjusted EBITDA	$168,270	$171,282	$333,905	$345,444

CONSOLIDATED
Cash flows from operating activities	$137,433	$96,445	$197,485	$149,562
Cash flows from (used in) investing activities	$(3,124)	$(39,584)	$(42,584)	$185,819
Cash flows used in financing activities	$(42,301)	$(56,260)	$(112,546)	$(290,742)

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
CONTINUING OPERATIONS
Income from continuing operations	$32,979	$49,223	$77,534	$97,857
Interest expense and other financing charges	73,267	38,941	112,252	78,478
Depreciation and amortization	48,907	46,742	97,402	93,663
Income tax expense	18,389	28,677	43,235	55,733

EBITDA	173,542	163,583	330,423	325,731
Provision for share-based compensation	6,175	5,982	13,841	11,411
Secondary equity offering expense	—	334	—	1,041
M&A and acquisition-related costs	1,401	802	2,489	1,580
Gain on sale of real estate	(12,848)	—	(12,848)	—

Adjusted EBITDA	$168,270	$170,701	$333,905	$339,763

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
DISCONTINUED OPERATIONS
Income from discontinued operations	$—	$358	$—	$32,224
Depreciation and amortization	—	—	—	41
Income tax expense	—	193	—	20,010

EBITDA	—	551	—	52,275
Provision for share-based compensation	—	—	—	1,576
M&A and acquisition-related costs	—	30	—	386
Gain on sale of business	—	—	—	(48,556)

Adjusted EBITDA	$—	$581	$—	$5,681

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
CONSOLIDATED
Net income	$32,979	$49,581	$77,534	$130,081
Interest expense and other financing charges	73,267	38,941	112,252	78,478
Depreciation and amortization	48,907	46,742	97,402	93,704
Income tax expense	18,389	28,870	43,235	75,743

EBITDA	173,542	164,134	330,423	378,006
Provision for share-based compensation	6,175	5,982	13,841	12,987
Secondary equity offering expense	—	334	—	1,041
M&A and acquisition-related costs	1,401	832	2,489	1,966
Gain on sale of business	—	—	—	(48,556)
Gain on sale of real estate	(12,848)	—	(12,848)	—

Adjusted EBITDA	$168,270	$171,282	$333,905	$345,444

###

AT THE COMPANY:

Dave Pleiss

Investor Relations

West Corporation

(402) 963-1500

DMPleiss@west.com